         Exhibit 99

Form 3 Joint Filer Information

Name:    Rita Lynn Simpson Annuity Trust

Address:   c/o FoxHollow Technologies, Inc.
    Redwood City, CA 94063

Designated Filer:   Rita Lynn Simpson

Issuer & Ticker Symbol:  FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:   October 27, 2004

Signature:   By:  /s/ John B. Simpson
      Trustee